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                                                            EXHIBIT 4.1

                     1996 INCENTIVE STOCK OPTION PLAN

1.  PURPOSE.

    (a) The purpose of the Plan is to provide a means by which selected key employees of PharmaKinetics Laboratories, Inc., may be given an opportunity to purchase stock of the Company. The Company, by means of the Plan, seeks to retain the services of persons now holding key positions, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

    (b) The Company intends that the options issued under the Plan be incentive stock options as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.  ADMINISTRATION.

    (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company, if each member is a "disinterested person" as defined by and subject to the provisions of subparagraph 2(d), unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

    (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

        (1) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the options shall be granted; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each person.

        (2) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (3)  To amend the Plan as provided in paragraph 10.

        (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interest of the Company.

    (c) The Board may delegate administration of the Plan to a committee composed of not fewer than three (3) members of the Board, all of the members of which committee shall be "disinterested persons," as defined by

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and subject to the provisions of subparagraph 2(d) (the "Committee").  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

    (d) The term "disinterested person" as used in this Plan, shall mean an administrator of the Plan, whether a member of the Board or of any Committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), who is not at the time he or she exercises discretion in administering the Plan eligible and has not at any time within one year prior thereto been eligible for selection as a person to whom "equity securities" (hereafter defined) may be granted or awarded pursuant to the Plan or any other plan of the Company or any of its Affiliates entitling the participants therein to acquire equity securities of the Company or any of its Affiliates, except as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as from time to time in effect. Any such person shall otherwise comply with the requirements of Rule 16b-3, as from time to time in effect. The term "equity securities" shall have the meaning set forth in Rule 16a-1 promulgated under the Exchange Act, as from time to time in effect. Any requirement that an administrator of the Plan be a "disinterested person" shall not apply in the event that administration by "disinterested persons" is no longer required by Rule 16b-3 or its successors.

3.  SHARES SUBJECT TO THE PLAN.

    (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate one million five hundred thousand (1,500,000) shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"). If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan. In addition, if options granted under the Plan are exercised in accordance with the option prior to the full vesting thereof, and shares of the stock so acquired are thereafter repurchased by the Company in accordance with the terms of such option, the stock so repurchased shall again become available for the Plan.

    (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

    (c) The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which options are exercisable for the first time by any optionee during any calendar year (including for purposes of this calculation stock with respect to which options become exercisable under incentive stock options granted after



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December 31, 1986 under all plans of the Company or any subsidiary which provide for the granting of incentive stock options) shall not exceed
$100,000.

4.  ELIGIBILITY.

    (a) Options may be granted only to key employees (including officers) of the Company or its parent or subsidiaries (collectively, "Affiliates"). A director of the Company shall not be eligible for the benefits of the Plan unless such director is also a key employee (including an officer) of the Company or any Affiliates, and in such case, such person shall only be eligible in the capacity as an employee.

    (b) A director who is also an employee shall in no event be eligible for the benefits of the Plan unless and until such director is expressly declared eligible to participate in the Plan by action of the Board or the Committee, and only if, at any time discretion is exercised by the Board or the Committee in the selection of a director as a person to whom options may be granted, or in the determination of the pricing and number of shares which may be covered by options and timing of exercise of options granted to a director, the Board or the Committee shall comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect.

    (c) No person shall be eligible for the grant of an option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Affiliates unless the option price is at least one hundred ten percent (110%) of the fair market value of such stock at the date of the grant and the term of the option does not exceed five (5) years from the date of grant.

5.  OPTION PROVISIONS.

    Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation or provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

    (a) The term of the option shall not be greater than ten (10) years from the date it was granted.

    (b) The exercise price of each option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted.

    (c) The purchase price of the stock acquired pursuant to an option shall be paid, as specified in the option, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, (A) by delivery to the Company of other common stock of the


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Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion, either at the time of grant or exercise of the option.

    In the case of any deferred payment arrangement specified at the time of grant, an interest rate shall be stated which is not less than the rate then specified which will prevent any imputation of higher interest under
Section 483, 1274, or 7872 of the Code.

    (d) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

    (e) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares to which an option may be exercised.

    (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, to give written assurance satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The requirement of providing written assurances, and any assurances given pursuant to the requirement, shall be inoperative if (i) the issuance of the shares upon exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or
(ii) a determination is made by counsel for the Company that such written assurances are not required in the circumstances under the then applicable federal securities laws.

    (g) An option shall terminate three (3) months after termination of the optionee's employment with the Company or an Affiliate, unless (i) the termination of employment of the optionee is due to such person's permanent and total disability, within the meaning of Section 22(e)(3) of the Code, or such person's death, in which cases the option may, but need not, provide that it may be exercised at any time no longer than (1) year following such termination of employment by such optionee or, if termination is due to death, by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or (ii) the option by its terms specifies either (A) that it shall terminate sooner than three (3) months after termination of the


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optionee's employment, or (B) that, in the case of death or disability, it may be exercised more than three (3) months after termination of the optionee's employment with the Company or an Affiliate. This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment.

    (h) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any vested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

6.  COVENANTS OF THE COMPANY.

    (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

    (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

7.  USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

8.  MISCELLANEOUS.

    (a) The Board or the Committee shall have the power to accelerate the time during which an option may be exercised, notwithstanding the provisions in the option stating the time during which it may be exercised.

    (b) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.


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9.  ADJUSTMENTS UPON CHANGES IN STOCK.

    (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Board may make appropriate adjustments in the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding options.

    (b)  In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or
(4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, any outstanding options under the Plan shall terminate, unless another corporation assumes such options or substitutes similar options for those under the Plan or the Board determines in its sole discretion that such options shall continue in full force and effect.

10.  AMENDMENT OF THE PLAN.

    (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the vote of the holders of a majority of the shares of Common Stock of the Company represented in person or by proxy at the meeting of stockholders at which approval is sought or by the unanimous written consent of the holders of all outstanding shares of the Company entitled to vote, within twelve
(12) months before or after the adoption of the amendment, where the amendment will:

        (i) Increase the number of shares reserved for options under the Plan;

       (ii) Materially modify the requirements as to eligibility for participation in the Plan; or

      (iii) Materially increase the benefits accruing to participants under the Plan.

    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or options granted under it into compliance therewith.




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    (b)  Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom the option was granted.

11.  TERMINATION OR SUSPENSION OF THE PLAN.

    (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day preceding the tenth anniversary of the Effective Date of the Plan (hereinafter defined). No options may be granted under the Plan while the Plan is suspended or after it is terminated.

    (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

12.  EFFECTIVE DATE OF PLAN.

    The Plan shall become effective as of January 31, 1996 (the "Effective Date"), but no options granted under the Plan shall be exercised unless and until the Plan has been approved by the vote of the holders of a majority of the shares of Common Stock of the Company represented in person or by proxy at the meeting of stockholders at which such approval is sought or by the unanimous written consent of the holders of all outstanding shares of the Company entitled to vote.





























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